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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our reports dated March 21, 2005, except for Notes 3 and 17, as to which the date is June 10, 2005, and December 15, 2004 relating to the financial statements and financial statement schedules of North Pointe Holdings Corporation and Subsidiaries and North Pointe Companies, respectively, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Grand Rapids, Michigan
June 15, 2005